UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2022

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts

(Address of principal executive offices)

01754

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 12, 2022, AquaBounty Technologies, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider and vote on the proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 31, 2022. A total of 43,472,391 shares of the Company’s common stock were present online or represented by proxy at the Special Meeting, representing approximately 61% of the Company’s outstanding common stock as of the August 24, 2022 record date. The final voting results are set forth below.

Proposal 1. Ratification of the approval, filing and effectiveness of the Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 27, 2022 and the increase in the number of shares of the Company’s authorized common stock, par value $0.001 per share, effected thereby from 80,000,000 to 150,000,000 shares (the “Ratification Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,158,142	2,999,019	315,230	0

Proposal 2. Adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the Ratification Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,251,222	2,705,543	515,626	0

Based on the foregoing votes, each proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

October 13, 2022	/s/ David A. Frank
David A. Frank
Chief Financial Officer